U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 8, 2010

Sector 10, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24370	33-0565710
(Commission File No.)	(IRS Employer Identification No.)

14553 South 790 West
Bluffdale, Utah 84065
(206) 853-4866
(Address and telephone number of principal executive offices and place of business)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

ABOUT SECTOR 10

Sector 10, Inc. is focused on changing the emergency response paradigm from centralized equipment staging to onsite pre-deployed resources. Sector 10 is the only emergency response systems company so strongly emphasizing pre-deployed resources as the way to save lives, avert injuries, reduce liability and to “Bridge the Survival Gap”.

Sector 10 seeks to become a leading provider of pre-deployed emergency life response equipment across a number of major metropolitan areas located in the United States. The core focus of Sector 10 is on developing and marketing first response solutions, utilizing two lines of patented products, Mobile Response Units (“MRU”) and Stationary Response Units (“SRU”). Sector 10 intends to position its product offerings to market and address the city-centric emergency needs of larger metropolitan areas with the Pericles LogiX 3D System. The Pericles LogiX 3D System is a structured and integrated emergency solution designed to pre-deploy emergency and disaster response equipment in multi-story residential and commercial buildings. Sector 10 is the exclusive provider of the Pericles LogiX 3D System in the United States. Sector 10 also offers the SRU and MRU product lines, which are designed to provide emergency safety services in large metropolitan areas. Sector 10 has begun sales and distribution of the SRU and MRU products within the United States

SECTOR 10 PRODUCTS/SERVICES

Sector 10’s core focus is on first response solutions, utilizing its MRU and SRU products. Sector 10 believes both product lines represent significant advances in emergency response systems and evacuation aids. In addition to marketing and sale of the MRU and SRU products, Sector 10 intends to provide replenishment & maintenance, services customer service and education and training services to purchasers of the MRU and SRU products. In an effort to expand its marketing and sales efforts, Sector 10 proposes to increase product sales by facilitating financial arrangements through private or municipal financing sources.

Major markets identified by Sector 10 include Multi-Story Buildings, Construction/Industrial Sites, Schools, Hospitals, Airports, Convention Centers and Stadiums.

The multi-story building market is the initial target market for Sector 10. Sector 10 intends to focus the promotion of MRU and SRU products to multi-story building owners, managers and tenants. In particular, Sector 10 intends to target the top 20 building managers in the UNITED States. Sector 10 believes there are over 6 million buildings in the United States, of which approximately 943,000 are over 7 stories and 400,000 are skyscrapers. Sector 10 believes the large number of multi-story buildings in the United States creates an attractive marketing opportunity.

Sales efforts have currently been focused on the West Coast and the New York Metropolitan area on the East Coast.

SECTOR 10 COMPETITION

Sector 10 is not aware of any direct competition for the MRU or SRU product line. Sector 10 has not identified any enterprise currently manufacturing or marketing a pre-packaged, pre-deployable emergency response unit. Within the market Sector 10 has identified above, Sector 10 intends to provide a new channel of distribution in the emergency response market. The distributors of the thousands of existing medical safety and communications products are potential customers of Sector 10 because the MRU is a new way to communicate, store, deliver, deploy and stage emergency relief and products. Those who specialize in safety and emergency products are typically a division or subsidiary of a larger organization.

FORWARD LOOKNG STATEMENTS

In addition to historical information, this Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated terms and conditions of a transaction which the Company has not consummated, which is subject to unfulfilled conditions and which may never be consummated. Such statements encompass the Company’s beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements. All forward-looking statements included in this Report are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation and does not intend to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: the ability of the Company to reach agreement on the terms and conditions of the proposed transactions, the willingness of third parties, whose actions are beyond the control of the Company to facilitate the proposed transaction, potential regulatory scrutiny, the Company’s failure to accurately forecast the response of the Company’s shareholders to the proposed transaction and the challenges of competing successfully in a highly-competitive and rapidly-changing industry. Other factors that may cause actual results to vary from the Company’s expectations include developments associated with fluctuations in the economy and the demand for the products and services of the Company; the Company’s limited financial resources; the Company’s ability to obtain capital necessary to pursue its proposed plan of operations; variations in market and economic conditions; the degree and nature of competition; the ability of the Company to expand their product and service offerings to new and existing markets; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including the risk factors set forth in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. All forward-looking statements are qualified in their entirety by this cautionary statement.

Section 8 – Other Information

Item 8.01:  Status of Litigation /Claims – Dutro Company et al

The Company has filed a complaint in Utah’s Third Judicial District Court on July 8th, 2010 seeking injunctive relief, and punitive damages against defendants for intentional and malicious conduct.

The complaint names Dutro Company, Reality Engineering, Inc, other individuals and related parties as defendants.  See attached exhibit.

The complaint filed seeks relief for unlawful activities by defendants and lays out claims for breach of master agreement, breach of agreements, misappropriation of trade secrets, injunctive relief, breach of covenant of good faith and fair dealings, interference with prospective business relationships, conversion and civil conspiracy.

Sector 10, Inc. retained Snow, Christensen & Martineau in Sal Lake City Utah.  A legal team lead by attorney Max D. Wheeler will be handling the complaint.

Item 8.02:  Late Filing

The Form 10-K for the period ending March 31, 2010 is due under the extended deadline on July 14, 2010.  Due to difficulties resulting from the filing of the Dutro complaint (see complaint information in Section 8.01 above) , the Company was unable to complete all the requirements needed for the auditors to complete their review of the financial statement by July 14, 2010.  The audit is expected to be completed within the next 2-5 days.  The Form 10-K will be submitted as soon as the audit report is completed.   This is the first late filing for the company under current management.

Section 9 -- Financial Statements and Exhibits

 Item 9.01           Exhibits - Copy of Complaint filed on July 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2010
SECTOR 10, INC. By: /s/Pericles DeAvila Pericles DeAvila, President